U. S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) September 17, 1998



                              FTI CONSULTING, INC.
             (Exact name of registrant as specified in its charter)



               Maryland                               0000887936                            52-1261113
    (State of other jurisdiction of            (Commission File Number)         (IRS Employer Identification No.)
            incorporation)

                 2021 Research Drive, Annapolis, Maryland 21401
          (Address of principal executive offices, including Zip Code)


                                 (410) 224-8770
              (Registrant's telephone number, including area code)

                              FTI CONSULTING, INC.

The  undersigned   registrant  hereby  amends  the  following  items,  financial statements, exhibits or other portions of its Current Report on Form 8-K dated September 17, 1998 and on Form 8-K dated September 25, 1998 as set forth below.

ITEM 5. OTHER

     This Form 8-K/A provides financial information with respect to the acquisitions of S.E.A., Inc. and K.C.I., Inc. This Form 8-K/A with the financial information for these acquisitions is being filed today. As a result of these acquisitions FTI Consulting, Inc. (the "Company"), no longer satisfies the net tangible assets requirement for continued listing on the Nasdaq National Market System and, therefore, is subject to delisting. Accordingly, the Company will pursue other options in an effort to have its Common Stock remain listed on a national securities exchange. These options include applying to transfer the Company's listing to either the Nasdaq SmallCap Market or the American Stock Exchange. The Company believes it currently meets the applicable listing requirements on both of these exchanges.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of businesses acquired.

          Audited combined financial statements of Kahn Consulting Inc. and Affiliate, for the years ended December 31, 1997 and 1996 and unaudited combined financial statements of Kahn Consulting Inc. and Affiliate, for the six months ended June 30, 1998 and 1997.

          Audited financial statements of S.E.A., Inc., for the years ended December 31, 1997 and 1996 and unaudited financial statements of S.E.A., Inc., for the six months ended June 30, 1998 and 1997.

     (b)  Pro Forma Financial Information.

          Unaudited pro forma combined statement of income for the nine months ended September 30, 1998.

          Unaudited pro forma combined statement of income for the year ended December 31, 1997.

          Notes to unaudited pro forma combined financial statements.

     (c)  Exhibits

               23.1 Consent of Ernst & Young LLP for Kahn  Consulting  Inc.

                          COMBINED FINANCIAL STATEMENTS

                              KAHN CONSULTING INC.
                                  AND AFFILIATE

                     Years ended December 31, 1997 and 1996
                       with Report of Independent Auditors

                              Kahn Consulting Inc.
                                  and Affiliate

                          Combined Financial Statements

                     Years ended December 31, 1997 and 1996






                                    CONTENTS

Report of Independent Auditors.................................................1

Audited Combined Financial Statements
Combined Balance Sheets........................................................2
Combined Statements of Income and Retained Earnings............................3
Combined Statements of Cash Flows..............................................4
Notes to Combined Financial Statements.........................................5

                         Report of Independent Auditors


The Board of Directors
Kahn Consulting Inc.

We have audited the accompanying combined balance sheets of Kahn Consulting Inc. and affiliate as of December 31, 1997 and 1996, and the related combined statements of income and retained earnings and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Kahn Consulting Inc. and affiliate at December 31, 1997 and 1996, and the combined results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                                           /s/ ERNST & YOUNG LLP


Baltimore, MD
July 24, 1998

                              Kahn Consulting Inc.
                                  and Affiliate

                             Combined Balance Sheets

                                                                                    DECEMBER 31,
                                                                              1997               1996
                                                                        -------------------------------------
ASSETS
Current assets:
   Cash and cash equivalents                                              $  247,489           $  167,611
   Restricted cash                                                           347,516            1,346,250
   Accounts receivable, less allowance of $392,726
     in 1997 and $41,020 in 1996                                           1,851,545              558,481
   Unbilled receivables, less allowance of $480,000
     in 1997 and $154,310 in 1996                                          1,656,836            1,886,498
   Other assets                                                               34,908                3,620
                                                                          ----------           ----------
Total current assets                                                       4,138,294            3,962,460

Equipment, net of accumulated depreciation                                    64,807               84,846

Other assets                                                                  55,241               55,241
                                                                          ==========           ==========
Total assets                                                              $4,258,342           $4,102,547
                                                                          ==========           ==========

LIABILITIES AND STOCKHOLDER'S EQUITY
 Current liabilities:
   Accounts payable and accrued expenses                                  $  285,861           $  179,838
   Accrued compensation expense                                              990,000              765,000
   Advances from clients                                                     347,516            1,346,250
   Deferred income taxes                                                     212,000              136,000
                                                                          ----------           ----------
Total current liabilities                                                  1,835,377            2,427,088

Stockholder's equity:
   Common stock, par value $.01 per share; 4,000 shares
     authorized, 200 shares issued and outstanding                                 2                    2
   Additional paid-in capital                                                     98                   98
   Retained earnings                                                       2,422,865            1,675,359
                                                                          ----------           ----------
Total stockholder's equity                                                 2,422,965            1,675,459
                                                                          ----------           ----------
Total liabilities and stockholder's equity                                $4,258,342           $4,102,547
                                                                          ==========           ==========


See accompanying notes.

                              Kahn Consulting Inc.
                                  and Affiliate

               Combined Statements of Income and Retained Earnings

                                                                             YEAR ENDED DECEMBER 31,
                                                                              1997             1996
                                                                        -----------------------------------

Net revenues                                                              $ 8,530,104       $ 6,765,686

Direct cost of revenues                                                     6,190,134         5,196,091
General and administrative expenses                                         1,545,000         1,441,908
                                                                          -----------       -----------
Total costs and expenses                                                    7,735,134         6,637,999
                                                                          -----------       -----------

Income from operations                                                        794,970           127,687

Interest and other income                                                      28,536            55,018
                                                                          -----------       -----------
Income before income taxes                                                    823,506           182,705
Income taxes                                                                  (76,000)          (38,000)
                                                                          -----------       -----------
Net income                                                                    747,506           144,705

Retained earnings, beginning of year                                        1,675,359         1,530,654
                                                                          ===========       ===========
Retained earnings, end of year                                            $ 2,422,865       $ 1,675,359
                                                                          ===========       ===========



See accompanying notes.

                              Kahn Consulting Inc.

                        Combined Statements of Cash Flows

                                                                             YEAR ENDED DECEMBER 31,
                                                                              1997             1996
                                                                        ---------------------------------
OPERATING ACTIVITIES
Net income                                                               $   747,506       $   144,705
Adjustments to reconcile net income to net cash
   provided by (used in) operating activities:
     Depreciation                                                             42,949            55,020
     Provision for bad debts                                                 254,203           244,817
     Deferred income taxes                                                    76,000            38,000
     Changes in operating assets and liabilities:
       Accounts receivable                                                (1,547,267)         (244,785)
       Unbilled receivables                                                  229,662          (960,144)
       Other current assets                                                  (31,288)            8,397
       Other assets                                                               --               535
       Accounts payable and accrued expenses                                 106,023            72,822
       Accrued compensation expense                                          225,000           462,459
                                                                         -----------       -----------
Net cash provided by (used in) operating activities                          102,788          (178,174)

INVESTING ACTIVITIES
Change in restricted cash                                                         --           (50,000)
Purchase of equipment                                                        (22,910)          (38,966)
                                                                         -----------       -----------
Net cash used in investing activities                                        (22,910)          (88,966)
                                                                         -----------       -----------

Net increase (decrease) in cash and cash equivalents                          79,878          (267,140)
Cash and cash equivalents at beginning of year                               167,611           434,751
                                                                         ===========       ===========
Cash and cash equivalents at end of year                                 $   247,489       $   167,611
                                                                         ===========       ===========



See accompanying notes.

                              Kahn Consulting Inc.
                                  and Affiliate

                     Notes to Combined Financial Statements

                           December 31, 1997 and 1996

1.   DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying combined financial statements include the accounts of Kahn Consulting Inc. and KCI Management Corp. (collectively, "the Company"). Kahn Consulting Inc. provides strategic advisory, turnaround, bankruptcy, and trustee services, as well as litigation consulting services. These litigation services include expert testimony in financial proceedings, forensic accounting and fraud investigation. KCI Management Corp. provides general administrative services to Kahn Consulting Inc.

Inter-company transactions have been eliminated in combination.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

The Company uses estimates to determine the amount of the allowance for doubtful accounts necessary to reduce accounts receivable and unbilled receivables to their expected net realizable value. The Company estimates the amount of the required allowance by reviewing the status of each individual account. The Company has experienced significant variations in the estimate of the allowance for doubtful accounts, due primarily to client concentrations at each respective year-end. At December 31, 1997, one client comprised 48% of total gross receivables. At December 31, 1996, that same client comprised 37% of total gross receivables. These concentrations make the estimates of the allowance for receivables subject to change in the near term, and the differences could be material.

                              Kahn Consulting Inc.
                                  and Affiliate

               Notes to Combined Financial Statements (continued)




1.   DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SIGNIFICANT ACCOUNTING POLICIES

CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

RESTRICTED CASH

Restricted cash represents cash held in escrow accounts by the Company on behalf of clients.

EQUIPMENT

Equipment is stated at cost and depreciated using the straight-line method. Computer equipment is depreciated over a period of 3 years, furniture and fixtures is depreciated over estimated useful lives ranging from 5 to 7 years, and leasehold improvements are amortized over the lesser of the estimated useful life of the asset or the lease term.

REVENUE RECOGNITION

The Company derives its revenues from professional service activities. Revenues consist of fees and expenses, and are recorded as work is performed and expenses are incurred at their estimated net realizable value. Revenues recognized in excess of amounts billed to clients have been recorded as unbilled receivables.

DIRECT COST OF REVENUES

Direct cost of revenues consists primarily of billable employee compensation and related payroll benefits, and direct expenses billable to clients. Direct cost of revenues does not include an allocation of overhead costs.

                              Kahn Consulting Inc.
                                  and Affiliate

               Notes to Combined Financial Statements (continued)




1.   DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

Kahn Consulting Inc. is organized as an S-Corporation for federal income tax purposes, and its income is included in the tax return of its sole shareholder for federal income tax purposes. However, income taxes are provided in the accompanying statement of income related to certain jurisdictions that require the payment of taxes at the corporate level. KCI Management Corp. is organized as a C Corporation and its profits are taxable at the corporate level.

Income taxes are recorded using the liability method, whereby deferred income taxes are recorded to reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities reported for financial reporting and income tax filing purposes.

2.   SIGNIFICANT CUSTOMER

The Company recognized from one customer net revenue representing 17% and 19%, respectively, of total net revenue in 1997 and 1996. See also, Note 1, Use of Estimates.

3.   EQUIPMENT

Equipment consists of the following:

                                                                          DECEMBER 31
                                                                     1997              1996
                                                               -----------------------------------
Furniture and fixtures                                            $ 161,731         $ 161,731
Computer equipment                                                  338,699           315,789
Leasehold improvements                                               37,651            37,651
                                                                  ---------         ---------
                                                                    538,081           515,171
Less accumulated depreciation                                      (473,274)         (430,325)
                                                                  =========         =========
Equipment, net                                                    $  64,807         $  84,846
                                                                  =========         =========

                              Kahn Consulting Inc.
                                  and Affiliate

               Notes to Combined Financial Statements (continued)




4.   OPERATING LEASE

The Company leases office space under a noncancelable operating lease with a minimum lease payment of $370,000 per annum through the period ended January 2001.

Rent expense for all leases was $425,000 and $399,000 for 1997 and 1996, respectively.

5.   INCOME TAXES

The Company's provision for income taxes in 1997 and 1996 consists of local income taxes related to the operations of Kahn Consulting Inc. Kahn Consulting Inc. uses the cash method of accounting for income tax purposes, and net deferred income taxes payable have been recorded principally for net cumulative temporary differences in accounts receivable, accounts payable and accrued expenses at the balance sheet date. No income taxes were paid in 1997 or 1996, and no income taxes are currently due.

Income taxes related to KCI Management Corp. are insignificant.

6.   EMPLOYEE BENEFIT PLAN

The Company maintains a qualified defined contribution plan which covers substantially all employees. Under the plan, participants are entitled to make pre-tax contributions. The Company matches at its discretion participant contributions. The Company recorded expense of $93,000 and $0 during 1997 and 1996, respectively, related to this plan.

7.   YEAR 2000 (UNAUDITED)

The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

The Company has developed a formal plan to remediate its systems for Year 2000 Issues, made necessary changes to certain mission-critical systems, and successfully tested a portion of those systems for data integrity. Other necessary remediation and testing will take place in

                              Kahn Consulting Inc.
                                  and Affiliate

               Notes to Combined Financial Statements (continued)





7.   YEAR 2000 (UNAUDITED) (CONTINUED)

1998. Management believes that the risk associated with its information systems is not significant, and, accordingly management does not anticipate that the Year 2000 will have a significant impact on its information systems or result in a significant commitment of resources to resolve any potential problems associated with this event.

                     COMBINED UNAUDITED FINANCIAL STATEMENTS

                              KAHN CONSULTING INC.
                                  AND AFFILIATE

                       Period ended June 30, 1998 and 1997

                              Kahn Consulting Inc.
                                  and Affiliate

                     Combined Unaudited Financial Statements

                       Period ended June 30, 1998 and 1997






                                    CONTENTS

Unaudited Combined Financial Statements
Combined Balance Sheets........................................................1
Combined Statements of Income and Retained Earnings............................2
Combined Statements of Cash Flows..............................................3
Notes to Combined Financial Statements.........................................4

                              Kahn Consulting Inc.
                                  and Affiliate

                       Unaudited Combined Balance Sheets

                                                                                       JUNE 30,
                                                                                1998              1997
                                                                             ----------        ----------
ASSETS
Current assets:
   Cash and cash equivalents                                              $     765,023     $     284,259
   Restricted cash                                                               30,009           237,107
   Accounts receivable, net                                                     706,381           241,023
   Unbilled receivables, net                                                  2,925,512         3,475,708
   Other assets                                                                   9,913             7,414
                                                                             ----------        ----------
Total current assets                                                          4,436,838         4,245,511

Equipment, net of accumulated depreciation                                       62,115            56,548

Other assets                                                                     59,522            59,522
                                                                             ----------        ----------
Total assets                                                                 $4,558,475        $4,361,581
                                                                             ==========        ==========


LIABILITIES AND STOCKHOLDER'S EQUITY Current liabilities:
   Accounts payable and accrued expenses                                  $      19,360     $      15,188
   Line of credit                                                                     -            52,500
   Accrued compensation expense                                               1,015,311         1,886,796
   Profit sharing payable                                                             -            93,693
   Income taxes payable                                                          79,000            23,400
   Other taxes payable                                                            1,010            10,714
   Advances from clients                                                         30,009           237,107
   Deferred income taxes                                                        212,000           136,000
                                                                             ----------        ----------
Total current liabilities                                                     1,356,690         2,455,398

Stockholder's equity:
   Common stock, par value $.01 per share; 4,000 shares
     authorized, 200 shares issued and outstanding                                    2                 2
   Additional paid-in capital                                                        98                98
   Retained earnings                                                          3,201,685         1,906,083
                                                                             ----------        ----------
Total stockholder's equity                                                    3,201,785         1,906,183
                                                                             ----------        ----------
Total liabilities and stockholder's equity                                   $4,558,475        $4,361,581
                                                                             ==========        ==========


See accompanying notes.

                              Kahn Consulting Inc.
                                  and Affiliate

         Unaudited Combined Statements of Income and Retained Earnings


                                                                                                     PERIOD ENDED JUNE 30,
                                                                                              1998                          1997
                                                                                           -----------                  -----------
Net revenues                                                                               $ 4,883,027                  $ 4,175,464

Direct cost of revenues                                                                      3,304,187                    3,206,362
General and administrative expenses                                                            723,430                      725,662
                                                                                           -----------                  -----------
Total costs and expenses                                                                     4,027,617                    3,932,024
                                                                                           -----------                  -----------

Income from operations                                                                         855,410                      243,440
Interest and other income                                                                        2,410                       10,684
                                                                                           -----------                  -----------
Income before income taxes                                                                     857,820                      254,124
Income taxes                                                                                   (79,000)                     (23,400)
                                                                                           -----------                  -----------
Net income                                                                                     778,820                      230,724

Retained earnings, beginning of year                                                         2,422,865                    1,675,359
                                                                                           -----------                  -----------
Retained earnings, end of year                                                             $ 3,201,685                  $ 1,906,083
                                                                                           ===========                  ===========




See accompanying notes.

                              Kahn Consulting Inc.

                  Unaudited Combined Statements of Cash Flows

                                                                                                      PERIOD ENDED JUNE 30,
                                                                                                  1998                      1997
                                                                                               ----------                ----------
OPERATING ACTIVITIES
Net income                                                                                    $   778,820               $   230,724
Adjustments to reconcile net income to net cash
   provided by (used in) operating activities:
     Depreciation                                                                                  27,600                    27,600
     Changes in operating assets and liabilities:
       Accounts receivable                                                                      1,145,164                   317,458
       Unbilled receivables                                                                    (1,268,676)               (1,589,210)
       Other current assets                                                                        24,995                    (3,794)
       Other assets                                                                                (4,281)                   (4,281)
       Accounts payable and accrued expenses                                                     (266,501)                 (164,650)
       Accrued compensation expense                                                                25,311                 1,121,796
       Profit sharing payable                                                                          --                    93,693
       Other tax payable                                                                            1,010                    10,714
       Income tax payable                                                                          79,000                    23,400
       Advances from clients                                                                     (347,516)               (1,346,250)

                                                                                               ----------                ----------
Net cash provided by (used in) operating activities                                               194,926                (1,282,800)

INVESTING ACTIVITIES
Change in restricted cash                                                                         347,516                 1,346,250
Purchase of equipment                                                                             (24,908)                      698

                                                                                               ----------                ----------
Net cash used in investing activities                                                             322,608                 1,346,948

FINANCING ACTIVITIES
Advance on line of credit                                                                              --                    52,500

                                                                                               ----------                ----------
Net cash provided by financing activities                                                              --                    52,500

Net increase  in cash                                                                             517,534                   116,648

Cash and cash equivalents at beginning of period                                                  247,489                   167,611
                                                                                              -----------               -----------
Cash and cash equivalents at end of period                                                        765,023                   284,259
                                                                                              ===========               ===========

See accompanying notes.

                              Kahn Consulting Inc.
                                  and Affiliate

                Notes to Unaudited Combined Financial Statements

                             June 30, 1998 and 1997



1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying combined financial statements include the accounts of Kahn Consulting Inc. and KCI Management Corp. (collectively, "the Company"). Kahn Consulting Inc. provides strategic advisory, turnaround, bankruptcy, and trustee services, as well as litigation consulting services. These litigation services include expert testimony in financial proceedings, forensic accounting and fraud investigation. KCI Management Corp. provides general administrative services to Kahn Consulting Inc.

The accompanying unaudited combined financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 8-K and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting princples for complete financial statements. In the opinion of management all adjustments considered necessary for a fair presentation have been included.

Inter-company transactions have been eliminated in combination.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

The Company uses estimates to determine the amount of the allowance for doubtful accounts necessary to reduce accounts receivable and unbilled receivables to their expected net realizable value. The Company estimates the amount of the required allowance by reviewing the status of each individual account. The Company has experienced significant variations in the estimate of the allowance for doubtful accounts, due primarily to client concentrations at each respective year-end. These concentrations make the estimates of the allowance for receivables subject to change in the near term, and the differences could be material.

                              Kahn Consulting Inc.
                                  and Affiliate

          Notes to Unaudited Combined Financial Statements (continued)



1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SIGNIFICANT ACCOUNTING POLICIES

CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

RESTRICTED CASH

Restricted cash represents cash held in escrow accounts by the Company on behalf of clients.

EQUIPMENT

Equipment is stated at cost and depreciated using the straight-line method. Computer equipment is depreciated over a period of 3 years, furniture and fixtures is depreciated over estimated useful lives ranging from 5 to 7 years, and leasehold improvements are amortized over the lesser of the estimated useful life of the asset or the lease term.

REVENUE RECOGNITION

The Company derives its revenues from professional service activities. Revenues consist of fees and expenses, and are recorded as work is performed and expenses are incurred at their estimated net realizable value. Revenues recognized in excess of amounts billed to clients have been recorded as unbilled receivables.

DIRECT COST OF REVENUES

Direct cost of revenues consists primarily of billable employee compensation and related payroll benefits, and direct expenses billable to clients. Direct cost of revenues does not include an allocation of overhead costs.

                              Kahn Consulting Inc.
                                  and Affiliate

          Notes to Unaudited Combined Financial Statements (continued)



1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

Kahn Consulting Inc. is organized as an S-Corporation for federal income tax purposes, and its income is included in the tax return of its sole shareholder for federal income tax purposes. However, income taxes are provided in the accompanying statement of income related to certain jurisdictions that require the payment of taxes at the corporate level. KCI Management Corp. is organized as a C Corporation and its profits are taxable at the corporate level.

Income taxes are recorded using the liability method, whereby deferred income taxes are recorded to reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities reported for financial reporting and income tax filing purposes.

                          Audited Financial Statements

                                  S.E.A., Inc.

                     Years ended December 31, 1997 and 1996

                                  S.E.A., Inc.

                          Audited Financial Statements

                     Years ended December 31, 1997 and 1996

                                    CONTENTS

Report of Independent Auditors................................................1

Balance Sheets................................................................2
Statements of Operations......................................................4
Statements of Stockholders' Equity............................................5
Statements of Cash Flows......................................................6
Notes to Financial Statements.................................................7

                         Report of Independent Auditors

The Board of Directors
S.E.A., Inc.

We have audited the accompanying balance sheets of S.E.A., Inc. as of December 31, 1997 and 1996, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of S.E.A., Inc. at December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


Columbus, OH
July 31, 1998


                                                 /s/ Ernst & Young

                                  S.E.A., Inc.

                                 Balance Sheets

                                                                                                            DECEMBER 31
                                                                                                  1997                     1996
                                                                                             --------------------------------------
ASSETS
Current assets:
    Cash                                                                                      $    34,663               $    33,481
    Receivables:
      Trade (net of allowance for doubtful accounts
        of $15,000 in 1997 and 1996)                                                            2,588,122                 2,598,264
      Unbilled                                                                                  1,087,570                   977,411
      Notes receivable                                                                              7,500                     6,300
                                                                                              -----------               -----------
    Total receivables                                                                           3,683,192                 3,581,975
    Other current assets                                                                          117,809                    87,046
                                                                                              -----------               -----------
Total current assets                                                                            3,835,664                 3,702,502


Property and equipment:
    Building under capital lease                                                                1,575,000                 1,575,000
    Vehicles                                                                                      151,721                   143,398
    Office equipment                                                                            1,098,139                 1,034,762
    Laboratory equipment                                                                          220,764                   222,775
    Test machines                                                                                 200,000                   200,000
    Office furniture                                                                              222,272                   227,413
    Leasehold improvements                                                                        123,934                   123,934
    Software and other assets                                                                      57,170                    64,830
                                                                                              -----------               -----------
      Total property and equipment                                                              3,649,000                 3,592,112
    Accumulated depreciation                                                                   (2,714,951)               (2,536,265)
                                                                                              -----------               -----------
                                                                                                  934,049                 1,055,847

Other assets:
    Cash surrender value of life insurance                                                             --                   169,685
    Notes receivable                                                                              209,690                   217,652
    Deposits                                                                                       15,194                    12,693
    Deferred tax asset                                                                            105,350                   153,215
                                                                                              -----------               -----------
Total other assets                                                                                330,234                   553,245
                                                                                              -----------               -----------
Total assets                                                                                  $ 5,099,947               $ 5,311,594
                                                                                              ===========               ===========


                                                                                                              DECEMBER 31
                                                                                                    1997                     1996
                                                                                               ------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:

  Line of credit                                                                                 $   25,000               $  500,000
  Current portion of long-term debt                                                                 135,000                  128,950
  Current portion of capital lease obligations                                                      227,612                  258,696
  Notes payable - officers                                                                               --                  200,000
  Accounts payable                                                                                   44,058                  150,953
  Accrued payroll                                                                                   601,817                  541,710
  Profit-sharing payable                                                                            235,188                  209,585
  Income taxes payable                                                                              240,100                   22,075
  Other taxes payable                                                                                71,248                   71,771
  Deferred tax liability                                                                          1,236,047                1,183,801
                                                                                                 ----------               ----------
Total current liabilities                                                                         2,816,070                3,267,541

Long-term debt, net of current portion                                                              270,662                  405,844
Capital lease obligations, net of current portion                                                   532,912                  758,279
                                                                                                 ----------               ----------
Total liabilities                                                                                 3,619,644                4,431,664


Stockholders' equity:
  Common stock (no par value, 500 shares
     authorized, 60 shares issued and outstanding)                                                      336                      336
  Additional paid-in capital                                                                         10,218                   10,218
  Retained earnings                                                                               1,469,749                  869,376
                                                                                                 ----------               ----------
                                                                                                  1,480,303                  879,930






                                                                                                 ----------               ----------
Total liabilities and shareholders' equity                                                       $5,099,947               $5,311,594
                                                                                                 ==========               ==========

See accompanying notes.

                                  S.E.A., Inc.

                            Statements of Operations

                                                                                                   YEARS ENDED DECEMBER 31
                                                                                               1997                        1996
                                                                                           ----------------------------------------
Revenues                                                                                   $ 16,070,069                $ 15,283,927

Direct cost of revenues                                                                       9,455,754                   8,697,057
Selling, general and administrative expenses                                                  5,471,420                   5,067,173
                                                                                           ------------                ------------
Total costs and expenses                                                                     14,927,174                  13,764,230
                                                                                           ------------                ------------
Income from operations                                                                        1,142,895                   1,519,697

Other income and (expense):
    Interest income                                                                              30,779                       3,914
    Interest expense                                                                           (169,301)                   (243,984)
    Gain from sale of assets                                                                      4,050                       8,649
    Other                                                                                        24,950                      17,771
                                                                                           ------------                ------------
Total other expense                                                                            (109,522)                   (213,650)
                                                                                           ------------                ------------

Income before taxes                                                                           1,033,373                   1,306,047

Provision for income taxes                                                                      433,000                     543,000
                                                                                           ------------                ------------

Net income                                                                                 $    600,373                $    763,047
                                                                                           ============                ============


See accompanying notes.

                                  S.E.A., Inc.

                       Statements of Stockholders' Equity

                                                                                ADDITIONAL
                                                              COMMON             PAID-IN             RETAINED
                                                               STOCK             CAPITAL             EARNINGS                TOTAL
                                                          --------------------------------------------------------------------------
Balance at January 1, 1996                                 $      336           $   10,218           $  106,329           $  116,883

     1996 net income                                               --                   --              763,047              763,047
                                                           ----------           ----------           ----------           ----------

Balance at December 31, 1996                                      336               10,218              869,376              879,930

     1997 net income                                               --                   --              600,373              600,373
                                                           ----------           ----------           ----------           ----------

Balance at December 31, 1997                               $      336           $   10,218           $1,469,749           $1,480,303
                                                           ==========           ==========           ==========           ==========


See accompanying notes.

                                  S.E.A., Inc.

                            Statements of Cash Flows

                                                                                                          YEAR ENDED DECEMBER 31
                                                                                                        1997                 1996
                                                                                               -------------------------------------
OPERATING ACTIVITIES
Net income                                                                                       $   600,373            $   763,047
Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation and amortization                                                                  307,338                282,667
      Gain from sale of fixed assets                                                                  (4,050)                (8,649)
      Cash surrender value of life insurance                                                         169,685                (11,832)
      Changes in assets and liabilities:
        Decrease (increase) in accounts receivable - trade                                            10,142               (490,177)
        Increase in accounts receivable - unbilled                                                  (110,159)              (200,250)
        Decrease in notes receivable                                                                   6,762                    427
        Increase in prepaids and other current assets                                                (30,763)               (78,940)
        Increase in deposits                                                                          (2,501)                (1,886)
        Decrease (increase) in deferred tax asset - long term                                         47,865                 (1,087)
        Decrease in accounts payable                                                                (106,895)              (191,265)
        Increase (decrease) in accrued liabilities                                                    60,107                (46,379)
        Increase in profit sharing payable                                                            25,603                103,796
        Increase in deferred tax liabilities                                                          52,246                414,824
        Increase (decrease) in other liabilities                                                     259,372                (27,047)
                                                                                                 -----------            -----------
Net cash provided by operating activities                                                          1,285,125                507,249

INVESTING ACTIVITIES
Proceeds from sale of fixed assets and real estate                                                     4,050                 48,892
Purchases of property and equipment, net                                                            (185,540)              (276,023)
                                                                                                 -----------            -----------
Net cash used in investing activities                                                               (181,490)              (227,131)

FINANCING ACTIVITIES
Net (decrease) increase in line of credit                                                           (475,000)               400,000
(Repayment) proceeds from officers' notes payable                                                   (200,000)               200,000
Payment of long-term debt                                                                           (129,132)              (706,562)
Payment of capital lease obligations                                                                (298,321)              (165,746)
                                                                                                 -----------            -----------
Net cash used in financing activities                                                             (1,102,453)              (272,308)
                                                                                                 -----------            -----------

Net increase in cash                                                                                   1,182                  7,810

Cash at beginning of year                                                                             33,481                 25,671
                                                                                                 -----------            -----------
Cash at end of year                                                                              $    34,663            $    33,481
                                                                                                 ===========            ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Interest paid                                                                                    $   129,676            $   217,167
                                                                                                 ===========            ===========
Income taxes paid                                                                                $   116,476            $   114,488
                                                                                                 ===========            ===========

See accompanying notes.

                                  S.E.A., Inc.

                          Notes to Financial Statements

                                December 31, 1997

1. DESCRIPTION OF THE BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

S.E.A., Inc. (the Company) provides data and evaluation related to fire investigation, product failure analysis, vehicle or accident reconstruction, and other services related to the investigation of catastrophic events. The Company provides services from seven locations in Ohio, Georgia, Missouri, Florida, Texas, North Carolina and South Carolina.

SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Property and Equipment

Property and equipment are stated at cost and depreciated using the straight-line method. Expenditures for maintenance and repairs are expensed as incurred. Renewals and betterments that materially extend the life of the assets are capitalized. Furniture and equipment is depreciated over estimated lives ranging from 5 to 7 years, leasehold improvements are amortized over the lesser of the estimated useful life of the asset or the lease term. The building under capital lease is depreciated over the 15 year lease term.

Revenue Recognition

The Company derives its revenues from professional service activities. The majority of these activities are provided under "time and materials" billing arrangements, and revenues, consisting of billed fees and expenses, are recorded as work is performed and expenses are incurred. Revenues recognized in excess of amounts billed to clients have been recorded as unbilled receivables in the accompanying balance sheets.

                                  S.E.A., Inc.

1. DESCRIPTION OF THE BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Income Taxes

The Company uses the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.

2. BORROWINGS UNDER LINE OF CREDIT

The Company has a $500,000 revolving line of credit with a bank expiring on April 1, 1999. Borrowings under this line of credit bear interest at prime minus 1/8%, and are secured by accounts receivable, inventory and equipment. At December 31, 1997, $475,000 of this line of credit was available.

In connection with this line of credit, the Company is required to maintain covenants regarding certain financial statement amounts, ratios and activities of the Company.

3. LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

Long-term debt and capital lease obligations consist of the following:

                                                                                         1997             1996
                                                                                    ---------------- ---------------
Capitalized building lease, payable in monthly installments of $24,756
   plus interest at 13.6% through December 1, 2001.                                     $ 728,894       $ 968,781

Capitalized computer  equipment lease,  payable in monthly lease installments of
   $1,381, including interest at 11%, through November, 1999                               31,630          48,194

                                  S.E.A., Inc.

3. LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS (CONTINUED)

                                                                                                1997             1996
                                                                                          ---------------- ---------------
Notes  payable-bank  for $700,000,  payable in monthly  installments  of $14,127 including  interest at 8.35%,  due  September,  2000,  secured by  inventory,
   accounts receivable, and equipment                                                             405,662         477,093

Note payable - other                                                                                    -          57,701
                                                                                          ---------------- ---------------
                                                                                                1,166,186       1,551,769
Less: current portion                                                                             362,612         387,646
                                                                                          ---------------- ---------------

Long-term debt                                                                                  $ 803,574      $1,164,123
                                                                                          ================ ===============

Principal maturities of long-term debt and capital lease obligations are as follows:

                    YEAR ENDING
                    DECEMBER 31,
                    ------------

                        1998                  $  362,612
                        1999                     408,430
                        2000                     395,144
                                              ----------
                        Total                 $1,166,186
                                              ==========

4. OPERATING LEASES

The Company is committed under noncancelable leases for various equipment, warehouse and office facilities, expiring at various dates through 2012. These leases require the Company to pay for insurance, real estate taxes, maintenance, sales tax, and escalations in operating expenses over the taxable base year. Total rental payments under the leases were $227,487 in 1997 and $205,216 in 1996 to outside lessors, and $42,000 in 1997 to a related party.

                                  S.E.A., Inc.

4. OPERATING LEASES (CONTINUED)

Future minimum rental payments under noncancelable operating leases are as follows:

                        1998                 $  267,561
                        1999                    237,684
                        2000                    213,543
                        2001                    212,275
                        2002                    177,551
                     Thereafter                 231,683
                                             ----------
                       Total                 $1,340,297
                                             ==========

5. RELATED PARTY TRANSACTIONS

The Company leases its office locations in Columbus, Ohio from S.E.A., Properties, an Ohio partnership, and GBDG, Ltd., an Ohio limited liability company, which are related to the Company through common ownership. (See Note
4).

In December, 1996, the Company sold certain real estate totaling $250,000 to GBDG, Ltd. A note receivable was established for $200,000. The terms of the note provide for monthly payments of principal and interest of $1,969. The note carries interest at 8.5% and is due January, 2012. The note receivable balance from GBDG, Ltd. as of December 31, 1997 and 1996 was $193,700 and $200,000, respectively.

6. PROFIT SHARING AND 401K PLANS

The Company has a Defined Contribution Profit Sharing Plan and a 401(k) plan that covers all eligible employees. Company contributions to the plans totaled $235,188 and $209,585 in 1997 and 1996, respectively. Profit sharing contributions are approved by the Board of Directors. The Company matches 25% of each employee 401(k) contribution up to 1% of total salary.

                                  S.E.A., Inc.

7. INCOME TAXES

Significant components of the Company's deferred tax assets and liabilities at December 31 are as follows:

                                                             1997             1996
                                                         -----------      -----------
Deferred tax asset - non current:
  Building under capital lease                           $   165,361      $   197,430
  Tax depreciation in excess of book
     depreciation                                            (60,011)         (44,215)
                                                         -----------      -----------
Net deferred tax asset                                   $   105,350      $   153,215
                                                         ===========      ===========

Deferred tax liability - current:
Use of cash basis for income tax purposes                $ 1,236,047      $ 1,183,801
                                                         ===========      ===========

Income tax expense (benefit) consisted of the following:

                                                             1997             1996
                                                         -----------      -----------
Current:
     Federal                                             $   261,500      $    86,500
     State                                                    73,389           12,763
                                                         -----------      -----------
                                                             334,889           99,263

Deferred:
     Federal                                                 116,753          388,519
     State                                                   (18,642)          55,218
                                                         -----------      -----------
                                                              98,111          443,737
                                                         -----------      -----------
 Total                                                   $   433,000      $   543,000
                                                         ===========      ===========

                                                                              11

                                  S.E.A., Inc.

7. INCOME TAXES (CONTINUED)

The Company's provision for income taxes resulted in effective tax rates that varied from statutory federal income tax rates as follows:

                                                    1997                %               1996               %
                                              ----------------- ----------------- ---------------- -----------------
Expected federal income tax provision at 35%     $361,681             35.0%          $457,117             35.0%
Expenses not deductible for tax purposes           16,572              1.6             17,903              1.4
State income taxes, net of federal benefit         54,747              5.3             67,980              5.2
                                                 --------             ----           --------             ----
                                                 $433,000             41.9%          $543,000             41.6%
                                                 ========             ====           ========             ====

8. SUBSEQUENT EVENT

On July 6, 1998, the Company's stockholders signed a letter of intent to sell all of the outstanding stock of S.E.A. Inc.

9. YEAR 2000 ISSUE (UNAUDITED)

The Company has developed a plan to modify its information technology to be ready for the year 2000 and is in the process of converting all of its critical data processing systems. The Company expects this project to be complete by mid-1999 and does not expect this project to have a significant effect on operations.

                         Unaudited Financial Statements

                                  S.E.A., Inc.

                       Period ended June 30, 1998 and 1997

                                  S.E.A., Inc.

                         Unaudited Financial Statements

                      Periods ended June 30, 1998 and 1997

                                    CONTENTS

Balance Sheets.................................................................2
Statements of Operations.......................................................4
Statements of Stockholders' Equity.............................................5
Statements of Cash Flows.......................................................6
Notes to Financial Statements..................................................7


                                  S.E.A., Inc.

                            Unaudited Balance Sheets

                                                                                              JUNE 30
                                                                                      1998                 1997
                                                                                  -----------          -----------
ASSETS
Current assets:
    Cash                                                                          $   231,382          $   203,941
    Receivables:
      Trade (net of allowance for doubtful accounts
        of $15,000 in 1997 and 1996)                                                2,925,077            2,731,871
      Unbilled                                                                      1,383,030            1,437,438
                                                                                  -----------          -----------
    Total receivables                                                               4,308,107            4,169,309
    Other current assets                                                              229,337              247,377
                                                                                  -----------          -----------

Total current assets                                                                4,768,826            4,620,627

Property and equipment:
    Building under capital lease                                                    1,575,000            1,575,000
    Office equipment                                                                1,146,195            1,095,434
    Furniture and Equipment                                                           372,486              384,173
    Test machines                                                                     200,000              200,000
    Office furniture                                                                  226,390              240,849
    Leasehold improvements                                                            123,934              123,934
    Software and other assets                                                          57,670               64,830
                                                                                  -----------          -----------
      Total property and equipment                                                  3,701,675            3,684,220
    Accumulated depreciation                                                       (2,850,255)          (2,689,159)
                                                                                  -----------          -----------
                                                                                      851,420              995,061

    Other Assets                                                                       70,119              219,845
    Deferred tax asset                                                                105,350              105,350
                                                                                  -----------          -----------
Total other assets                                                                    175,469              325,195
                                                                                  -----------          -----------
Total assets                                                                      $ 5,795,715          $ 5,940,883
                                                                                  ===========          ===========

                                                                                            JUNE 30
                                                                                     1998              1997
                                                                                  ----------        ----------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Current portion of long-term debt                                                $   77,737       $   179,923
 Current portion of capital lease obligations                                        643,573           840,867
 Accounts payable                                                                    163,324           279,473
 Accrued payroll                                                                   1,021,787           837,841
 Income taxes payable                                                                286,985           397,496
 Deferred tax liability                                                            1,316,484         1,236,047
                                                                                  ----------        ----------
Total current liabilities                                                          3,509,890         3,771,647

Capital lease obligations, net of current portion                                    277,421           429,176
                                                                                  ----------        ----------
Total liabilities                                                                  3,787,311         4,200,823


Stockholders' equity:
 Common stock (no par value, 500 shares
   authorized, 60 shares issued and outstanding)                                         336               336
 Additional paid-in capital                                                           10,218            10,218
 Retained earnings                                                                 1,997,850         1,729,506
                                                                                  ----------        ----------

Total Stockholders' equity                                                         2,008,404         1,740,060






                                                                                  ----------        ----------
Total liabilities and shareholders' equity                                        $5,795,715        $5,940,883
                                                                                  ==========        ==========


See accompanying notes.

                                  S.E.A., Inc.

                       Unaudited Statements of Operations

                                                                                       PERIODS ENDED JUNE 30
                                                                                      1998              1997
                                                                                  -----------        -----------
Revenues                                                                          $ 8,533,221        $ 8,139,202

Direct cost of revenues                                                             4,111,580          4,450,259
Selling, general and administrative expenses                                        3,526,555          2,231,095
                                                                                  -----------        -----------
Total costs and expenses                                                            7,638,135          6,681,354
                                                                                  -----------        -----------
Income from operations                                                                895,086          1,457,848

Other income and (expense):
    Other                                                                                   -                  -
                                                                                  -----------        -----------
Total other expense                                                                         -                  -
                                                                                  -----------        -----------

Income before taxes                                                                   895,086          1,457,848

Provision for income taxes                                                            366,985            597,718
                                                                                  -----------        -----------

Net income                                                                        $   528,101        $   860,130
                                                                                  ===========        ===========



See accompanying notes.

                                  S.E.A., Inc.

                  Unaudited Statements of Stockholders' Equity


                                              ADDITIONAL
                                  COMMON        PAID-IN       RETAINED
                                  STOCK         CAPITAL       EARNINGS           TOTAL
                               ----------------------------------------------------------
  Balance at January 1, 1997   $   336       $  10,218       $   869,376      $   879,930
  Net Income                         -               -           860,130          860,130
                               ----------------------------------------------------------
  Balance at June 30, 1997         336          10,218         1,729,506        1,740,060
                               ==========================================================


  Balance at January 1, 1998   $   336       $  10,218       $ 1,469,749      $ 1,480,303
  Net Income                         -               -           528,101          528,101
                               ----------------------------------------------------------
  Balance at June 30, 1998         336          10,218         1,997,850        2,008,404
                               ==========================================================


  See accompanying notes.


                                  S.E.A., INC.

                       Unaudited Statements of Cash Flows

                                                                          PERIOD ENDED JUNE 30
                                                                          1998            1997
                                                                        ------------------------
Operating activities
Net income                                                              $ 528,101      $ 860,130
Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation and amortization                                        78,753        106,644
      Changes in assets and liabilities:
        Decrease in accounts receivable - trade                          (336,955)      (133,607)
        Decrease in accounts receivable - unbilled                       (295,460)      (460,027)
        Increase in notes receivable                                        7,500          6,300
        Increase in prepaids and other current assets                      43,237         67,719
        Increase in accounts payable                                      119,266        128,519
        Increase in accrued liabilities                                   419,970        296,131
        Decrease in profit sharing payable                               (235,188)      (209,585)
        Increase in deferred tax liabilities                               80,437         52,246
        Increase (decrease) in income tax payable                         (24,363)       303,650
                                                                        ---------      ---------
Net cash provided by operating activities                                 385,298      1,018,120

INVESTING ACTIVITIES
Proceeds from sale of fixed assets and real estate                          3,876              -
Purchases of property and equipment, net                                        -        (45,858)
                                                                        ---------       --------
Net cash used in investing activities                                       3,876        (45,858)

FINANCING ACTIVITIES
Net Decrease in line of credit                                            (25,000)      (500,000)
Repayment officers' notes payable and long term debt                     (327,925)      (554,871)
Payment of capital lease obligations                                      160,469        253,069
                                                                        ---------      ---------
Net cash used in financing activities                                    (192,456)      (801,802)
                                                                        ---------       --------
Net increase in cash                                                      196,718        170,460

Cash at beginning of period                                                34,664         33,481
                                                                        ---------      ---------
Cash at end of period                                                   $ 231,382      $ 203,941
                                                                        =========      =========


See accompanying notes.

                                  S.E.A., INC.

                    Unaudited Notes to Financial Statements

                                  June 30, 1998

1. DESCRIPTION OF THE BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

S.E.A., Inc. (the Company) provides data and evaluation related to fire investigation, product failure analysis, vehicle or accident reconstruction, and other services related to the investigation of catastrophic events. The Company provides services from seven locations in Ohio, Georgia, Missouri, Florida, Texas, North Carolina and South Carolina.

The accompanying unaudited combined financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 8-K and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting princples for complete financial statements. In the opinion of management all adjustments considered necessary for a fair presentation have been included

SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Property and Equipment

Property and equipment are stated at cost and depreciated using the straight-line method. Expenditures for maintenance and repairs are expensed as incurred. Renewals and betterments that materially extend the life of the assets are capitalized. Furniture and equipment is depreciated over estimated lives ranging from 5 to 7 years, leasehold improvements are amortized over the lesser of the estimated useful life of the asset or the lease term. The building under capital lease is depreciated over the 15 year lease term.

Revenue Recognition

The Company derives its revenues from professional service activities. The majority of these activities are provided under "time and materials" billing arrangements, and revenues, consisting of billed fees and expenses, are recorded as work is performed and expenses are incurred. Revenues recognized in excess of amounts billed to clients have been recorded as unbilled receivables in the accompanying balance sheets.

                                  S.E.A., Inc.

1. DESCRIPTION OF THE BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Income Taxes

The Company uses the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.

2. RELATED PARTY TRANSACTIONS

The Company leases its office locations in Columbus, Ohio from S.E.A., Properties, an Ohio partnership, and GBDG, Ltd., an Ohio limited liability company, which are related to the Company through common ownership.

FTI CONSULTING, INC.
PRO FORMA STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1997

                                                              (8)                                      PRO FORMA        PRO FORMA
                                               FTI           KK&A           KAHN           SEA        ADJUSTMENTS        COMBINED
                                          -------------  ------------------------------------------  ------------    --------------
Revenues                                   $44,175,343      $5,489,863    $8,530,104   $16,070,069                      74,265,379

Direct cost of revenues                     23,564,284       2,719,803     6,190,134     9,455,754    (1,837,715)(3)   40,092,260
Selling,general and administrative
Expenses                                    15,240,802       2,092,663     1,545,000     5,471,420      (552,715)(3)   25,383,340
                                                                                                       1,586,170 (2)

                                          -------------  ------------------------------------------  ------------    -------------
Total costs and expenses                    38,805,086       4,812,466     7,735,134    14,927,174      (804,260)      65,475,600
                                          -------------  ------------------------------------------  ------------    -------------

Income from operations                       5,370,257         677,397       794,970     1,142,895       804,260        8,789,779

Other income (expense):
   Interest and other income                   343,000          60,413        28,536        59,779                        491,728
   Interest expense                           (170,000)        (19,800)                   (169,301)   (2,572,250)(1)   (2,931,351
                                          -------------  ------------------------------------------  ------------    ------------
                                               173,000          40,613        28,536      (109,522)   (2,572,250)      (2,439,623
                                          -------------  ------------------------------------------  ------------    ------------
Income from continuing operations before
income taxes                                 5,543,257         718,010       823,506     1,033,373    (1,767,990)       6,350,156
Income taxes                                 2,249,982         287,204        76,000       433,000      (171,598)(5)    2,874,588
                                          -------------  ------------------------------------------  ------------
                                                                                                                     ------------
Net income                                   3,293,275         430,806       747,506       600,373    (1,596,392)       3,475,568
                                          -------------  ------------------------------------------  ------------

Income available to common stock holders    $3,293,275        $430,806      $747,506      $600,373   ($1,596,392)       3,475,568
                                          =============  ==========================================  ============    ============
Earnings Per Common Share:
   Net income per common share                   $0.73                                                                       0.77
                                          =============                                                              ============

Earnings Per Common Share - Assuming
Dilution:

Net income per common share- assuming
dilution                                         $0.70                                                                       0.74
                                          =============                                                              ============

Weighted  average shares used in the
calculation of basic and diluted
earnings per commons share:

Basic                                        4,528,627                                                                  4,528,627(4)
                                          =============                                                              ============
Diluted                                      4,697,517                                                                  4,697,517(4)
                                          =============                                                              ============

FTI CONSULTING, INC.
UNAUDITED PRO FORMA BALANCE SHEETS
SEPTEMBER 30, 1998

                                                                                             PRO FORMA                PRO FORMA
                                      FTI                KAHN                SEA            ADJUSTMENTS                COMBINED
                                 ---------------    ----------------    --------------    -----------------        -----------------
ASSETS
CURRENT ASSETS:
Cash and cash equivalents            $3,442,103            ($27,264)         $390,791                                    $3,805,630
Accounts receivable, net              7,613,666             739,222         2,934,929                                    11,287,817
Unbilled receivables, net             4,624,526           2,626,399         1,670,712                                     8,921,637
Income taxes receivable                       0                                                                                   -
Deferred income taxes                   180,905                                                                             180,905
Prepaid expenses                      1,942,937              59,522           (42,936)                                    1,959,523
                                 ---------------    ----------------    --------------    -----------------        -----------------
TOTAL CURRENT ASSETS                 17,804,137           3,397,879         4,953,496                    -               26,155,512

PROPERTY AND EQUIPMENT:
Buildings                               411,241                   -                 -                                       411,241
Furniture and equipment              12,918,957              68,467           595,771                                    13,583,195
Leasehold improvements                1,609,462                   -                 -                                     1,609,462
                                 ---------------    ----------------    --------------    -----------------        -----------------
                                     14,939,660              68,467           595,771                    -               15,603,898
Accumulated depreciation and
amortization                         (8,303,878)                  0           (19,450)                                   (8,323,328)
                                 ---------------    ----------------    --------------    -----------------        -----------------
                                      6,635,782              68,467           576,321                    -                7,280,570

Deferred Income taxes                   (12,728)                  -           105,350                                        92,622
Goodwill                             15,431,244                                                 31,295,896  (1)          47,154,640
                                                                                                   427,500  (2)
  Accumulated amortization             (432,660)            (34,000)          (54,185)                                     (520,845)
                                 ---------------    ----------------    --------------    -----------------        -----------------
                                     14,998,584             (34,000)          (54,185)          31,723,396               46,633,795
Other assets                             57,502                                52,220                                       109,722
Investment in subsidiaries           35,630,000                                                (35,630,000)                       -
                                                                                                                                  -
                                 ---------------    ----------------    --------------    -----------------
TOTAL ASSETS                        $75,113,277          $3,432,346        $5,633,202          -$3,906,604              $80,272,221
                                 ===============    ================    ==============    =================        =================

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

Accounts payable                     $1,537,045             $44,160           $46,790             $427,500  (2)          $2,055,495
Due to Previous owner                  $467,434             $80,526                                                        $547,960
Line of Credit                      $26,000,000                                                                         $26,000,000
Current note payable                 10,650,000                   -                 -                                    10,650,000
Current Portion on Capital
lease                                   102,374                                16,574                                       118,948
Accrued compensation
expense                               1,531,120             264,232           997,623                                     2,792,975
Incomes tax payable                    (617,343)             15,144           179,167                                      (423,032)
Advances from clients                   472,609                (761)                                                        471,848
Current deferred taxes                  102,711             324,678           346,511                                       773,900
Other current liabilities                26,253                   -           175,000                                       201,253
                                 ---------------    ----------------    --------------    -----------------        -----------------
TOTAL CURRENT LIABILITIES            40,272,203             727,979         1,761,665              427,500               43,189,347

Long-term debt, less current
portion                               9,700,000                                     -                                     9,700,000
Other long-term liabilities             224,593                                 2,614                                       227,207
Deferred income taxes                   401,463             974,033         1,039,535                                     2,415,031
Commitment and contingent
liabilities                                                                                                                       -

STOCKHOLDERS' EQUITY:
Common stock, $.01 par value             47,819                 100               336                 (436) (1)              47,819
Additional paid-in capital           16,190,087                   -            10,218              (10,218) (1)          16,190,087
Retained earnings                     8,277,112           1,730,234         2,818,834           (4,323,450) (1)           8,502,730
                                 ---------------    ----------------    --------------    -----------------        -----------------
TOTAL STOCKHOLDERS' EQUITY           24,515,018           1,730,334         2,829,388           (4,334,104)              24,740,636
                                 ---------------    ----------------    --------------    -----------------        -----------------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                $75,113,277          $3,432,346        $5,633,202          ($3,906,604)             $80,272,221
                                 ===============    ================    ==============    =================        =================
                                              -                   -                 -                    -                        -

FTI CONSULTING, INC.
PRO FORMA STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

                                                            (6)                                     PRO FORMA           PRO FORMA
                                              FTI           KK&A         KAHN         SEA          ADJUSTMENTS           COMBINED
                                         -------------  ---------------------------------------  ---------------      --------------
Revenues                                  $39,470,337    $2,085,508   $6,255,631   $11,579,920                          $59,391,396

Direct cost of revenues                    21,419,389     1,340,490    2,981,965     5,753,456       (1,500,717)(3)    29,994,583
Selling,general and administrative
Expenses                                   14,115,595       498,126    3,008,515     4,702,519         (133,333)(3)    23,490,539
                                                                                                      1,299,118 (2)

                                         -------------  ---------------------------------------  ---------------      ------------
Total costs and expenses                   35,534,984     1,838,616    5,990,480    10,455,975         (334,932)       53,485,123
                                         -------------  ---------------------------------------  ---------------      ------------

Income from operations                      3,935,353       246,892      265,151     1,123,945          334,932         5,906,273

Other income (expense):
   Interest and other income                  199,686                     33,642                                          233,328
   Interest expense                          (620,602)                                               (2,075,250)(1)    (2,695,852)
                                         -------------  ---------------------------------------  ---------------      ------------
                                             (420,916)            -       33,642             -       (2,075,250)       (2,462,524)
                                         -------------  ---------------------------------------  ---------------      ------------
Income from continuing operations
before income taxes                         3,514,437       246,892      298,793     1,123,945       (1,740,318)        3,443,749
Income taxes                                1,458,873        81,000       27,500       355,156         (329,909)(5)     1,592,620
                                         -------------  ---------------------------------------  ---------------      ------------
Net income                                  2,055,564       165,892      271,293       768,789       (1,410,408)        1,851,130

                                         -------------  ---------------------------------------  ---------------
Income available to common stock
holders                                    $2,055,564      $165,892     $271,293      $768,789      ($1,410,408)       $1,851,130
                                         =============  =======================================  ===============      ============
Earnings Per Common Share:
   Net income per common share                  $0.44                                                                       $0.39
                                         =============                                                                ============

Earnings Per Common Share -
Assuming Dilution:
Net income per common share-
assuming dilution                               $0.41                                                                       $0.36
                                         =============                                                                ============

Weighted  average shares used in the
calculation of basic and diluted
earnings per commons share:
Basic                                       4,705,927                                                                   4,705,927(4)
                                         =============                                                                ============
Diluted                                     5,075,076                                                                   5,075,076(4)
                                         =============                                                                ============

                      FTI CONSULTING, INC. AND SUBSIDIARIES
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The unaudited pro forma financial statements give retroactive effect to the acquisition of Kahn Consulting Inc. and Affliate ("KCI") by the Company effective September 17, 1998 (the date that control of KCI was transferred to the Company) and the acquisition of S.E.A., Inc. ("SEA") by the Company effective September 1, 1998 (the date that control of SEA was transferred to the Company). Both acquisitions were accounted for by the Company as a purchase.

Pro forma adjustments to the unaudited pro forma combined statements of income assume that the transaction was consummated on January 1, 1997, and are based on the allocated purchase price as reported in the unaudited combined balance sheet as filed in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1998. These adjustments are described below.

The purchase price for the acquisition of KCI of $20,000,000, plus estimated expenses of $206,250, includes an initial payment of $10,000,000 with the remainder evidenced by a note payable bearing interest at 7.5%. The purchase price was allocated as follows:

         Assets acquired:                                       (in thousands)
                                                                --------------
              Cash                                                $        1
              Accounts receivable                                      3,172
              Prepaid expenses                                            62
              Property and equipment                                      68
              Goodwill                                                18,498
                                                                  ----------
                  Total assets                                    $   21,801
                                                                  ==========

         Liabilities assumed:
              Accounts payable and accrued expenses               $      296
              Current deferred tax                                       325
              Long-term deferred tax liability                           974
                                                                       1,595
                                                                  ----------
                  Total purchase price                            $   20,206
                                                                  ==========

                      FTI CONSULTING, INC. AND SUBSIDIARIES
    NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS - (Continued)

The purchase price for the acquisition of SEA of $15,630,000, plus estimated expenses of $216,250, includes an initial payment of $10,000,000 with the remainder evidenced by a note payable bearing interest at 7.5%. The purchase price was allocated as follows:

         Assets acquired:                                        (in thousands)
                                                                 --------------
              Cash                                                 $      300
              Accounts receivable                                       4,367
              Prepaid expenses                                            229
              Property and equipment                                      584
              Goodwill                                                 13,221
                                                                   ----------
                  Total assets                                     $   18,701
                                                                   ==========

         Liabilities assumed:
              Accounts payable and accrued expenses                $    1,300
              Current portion of long-term debt and capital
                  lease obligations                                       275
              Current deferred tax                                        347
              Long-term deferred tax liability                            933
                                                                   ----------
                                                                        2,855
                                                                   ----------
                  Total purchase price                             $   15,846
                                                                   ==========

The value of goodwill will be amortized over a twenty-year period, and will be reviewed if the facts and circumstances suggest that the value of the goodwill is impaired, based on an analysis of future cash flows from the KCI and SEA businesses. If this review indicates that the goodwill will not be recoverable, the Company's carrying value of the goodwill will be reduced accordingly.

These unaudited pro forma combined financial statements may not be indicative of the results that may be obtained in the future. The unaudited pro forma combined financial statements, including the notes thereto, should be read in conjunction with the historical financial statements of the Company, KCI and SEA.

                      FTI CONSULTING, INC. AND SUBSIDIARIES
    NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS - (Concluded)

(1) Adjustment to reflect interest expense on the $45.63 million promissory notes, which bear interest at rates from 7.0% to 7.5%, issued in connection with the acquisitions.

(2) Adjustment to reflect the additional amortization of goodwill which is amortized over an estimated useful life of 20-year period.

(3) In connection with the acquisitions, the Company entered into employment agreements with the stockholders and executive officers of KCI and SEA. The future amount of compensation to be paid to these officers, who will have substantially the same duties and responsibilities, will be less than the amounts paid in periods prior to the acquisitions. The pro forma adjustment assumes that the officers had received the reduced amount of compensation for the year ended December 31, 1997 and for the nine months ended September 30, 1998.

(4) Weighted average shares used in calculating basic and diluted earnings per share are the same as reported in the Company's historical consolidated financial statements.

(5) Adjustment to reflect (i) taxation of KCI as a C-corporation. KCI was organized as an S-Corporation and taxes principally at the shareholder level and (ii) the income tax effects of other proforma adjustments. The assumed effective income tax rate is 45%.

(6) Klick, Kent & Allen (KK&A) was acquired June 1, 1998. The pro forma statement of income for the year ended December 31, 1997 includes unaudited pro forma financial data of KK&A for the year ended December 31, 1997 as presented in the Form 8K filed with the Securities and Exchange Commission on July 17, 1998. The unaudited statement of income for the six months ended June 30, 1998 includes five months of activity for the period prior to acquisition of January 1, 1998 to May 31, 1998. The pro forma adjustments assume that the transactions were consummated on June 30, 1998.

                                   SIGNATURES


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

         FTI CONSULTING, INC.
         (Registrant)


                                  By: /s/ Gary Sindler
                                     ---------------------------------------
                                  Gary Sindler
                                  Executive Vice President and Chief
                                  Financial Officer, Secretary and Treasurer

DATED: November 30, 1998

                                INDEX TO EXHIBITS

EXHIBIT
  NO.                        EXHIBIT
-------                      -------

23.1              Consent of Ernst & Young LLP.